                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               OPEN MARKET, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                               OPEN MARKET, INC.
                               245 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS 02142

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Open Market, Inc., a Delaware corporation (the "Corporation"), will be held on Wednesday, May 21, 1997 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

    1. To elect three Class I Directors for the ensuing three years and one Class II Director for the ensuing year;

    2. To approve amendments to the Corporation's 1994 Stock Incentive Plan, as set forth in the accompanying Proxy Statement under "Approval of Amendments to 1994 Stock Incentive Plan;

    3. To ratify the selection of Arthur Andersen LLP as the Corporation's independent public accountants for the current year; and

    4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on March 28, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. The list of the Corporation's stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the principal executive offices of the Corporation, 245 First Street, Cambridge, Massachusetts 02142, and at the place of the Meeting. A copy of the Corporation's Annual Report to Stockholders for the year ended December 31, 1996, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ Regina O. Sommer
                                          Regina O. Sommer, Secretary

April 10, 1997
Cambridge, Massachusetts

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               OPEN MARKET, INC.
                               245 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS 02142

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Open Market, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 21, 1997 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournment thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Corporation or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

  On March 28, 1997, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 30,685,166 shares of Common Stock of the Corporation, $.001 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE CORPORATION'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 10, 1997. THE CORPORATION WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE CORPORATION, ATTENTION OF INVESTOR RELATIONS, 245 FIRST STREET, CAMBRIDGE, MASSACHUSETTS 02142. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of January 31, 1997 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Corporation to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors and director nominees of the Corporation, (iii) the Chief Executive Officer and the other executive officers listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) the directors and executive officers of the Corporation as a group.

                                                       AMOUNT AND NATURE
                                                  OF BENEFICIAL OWNERSHIP(2)
   NAME AND ADDRESS(1)                         ---------------------------------
   OF BENEFICIAL OWNER                         NUMBER OF SHARES PERCENT OF CLASS
   -------------------                         ---------------- ----------------
   5% STOCKHOLDERS
   Advance Publications, Inc..................     1,715,000           6.0%
    950 Fingerboard Road
    Staten Island, NY 10305
   Greylock Equity Limited Partnership........     4,904,600          17.1
    c/o Greylock Management Corp.
    One Federal Street
    Boston, MA 02110
   Tribune Company............................     1,815,000           6.3
    435 N. Michigan Avenue
    Chicago, IL 60611
   DIRECTORS
   David K. Gifford, Ph.D.(3).................     3,600,000          12.5
   Shikhar Ghosh(4)...........................     3,600,000          12.5
   Gulrez Arshad(5)...........................     1,865,135           6.5
   Gary B. Eichhorn(6)........................       975,005           3.3
   Bruce D. Judson............................           --            *
   William S. Kaiser(7).......................     4,904,600          17.1
   Brian J. Knez(8)...........................     1,000,000           3.5
   Eugene F. Quinn............................           500           *
   Ray Stata..................................       111,111           *
   OTHER EXECUTIVE OFFICERS
   Daniel E. Ross(9)..........................        73,112           *
   Robert C. Weinberger(10)...................       270,000           1.0
   Peter Y. Woon, Ph.D. (11)..................        16,537           *
   All directors and executive officers
    as a group (16 persons)(12)...............    17,106,290          57.1%

--------
 *  Less than 1%
 (1) The address of each person in the table other than Advance Publications, Inc., Greylock Equity Limited Partnership and Tribune Company is c/o Open Market, Inc. 245 First Street, Cambridge, Massachusetts 02142.
 (2) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of January 31, 1997 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as owned by such person or entity.
 (3) Includes 150,000 shares of Common Stock issuable to Dr. Gifford within 60 days of January 31, 1997 upon exercise of stock options. Excludes 600,000 shares beneficially owned by a trust for the benefit of Dr. Gifford's minor children for which Dr. Gifford disclaims beneficial ownership.
 (4) Includes 150,000 shares of Common Stock issuable to Mr. Ghosh within 60 days of January 31, 1997 upon exercise of stock options. Excludes 600,000 shares beneficially owned by a trust for the benefit of Mr. Ghosh's minor children for which Mr. Ghosh disclaims beneficial ownership.
 (5) Includes 150,000 shares of Common Stock held by the Gulrez Arshad 1995 Trust; 142,200 shares of Common Stock held in two revocable trusts of which Mr. Arshad's children are beneficiaries; 1,091,935 shares of Common Stock over which Mr. Arshad has shared investment and voting power and 878,635 shares of Common Stock held by N&A 1996 LLC. Mr. Arshad has shared investment and voting power with respect to the shares held by N&A 1996 LLC. Mr. Arshad, who may be deemed to be the beneficial owner of such shares, disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares. Excludes 71,100 shares of Common Stock held in an irrevocable trust of which Mr. Arshad's child is a beneficiary as to which Mr. Arshad disclaims beneficial ownership.
 (6) Includes 835,005 shares of Common Stock issuable to Mr. Eichhorn within
     60 days of January 31, 1997 upon exercise of stock options and 140,000 shares of Common Stock held by Mr. Eichhorn's spouse.
 (7) Includes 4,904,600 shares of Common Stock held by Greylock Equity Limited Partnership ("Greylock"). Mr. Kaiser is a general partner of Greylock and may be deemed to share voting and investment power with respect to such shares. Mr. Kaiser disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.
 (8) Mr. Knez is a director nominee of the Corporation. Represents 1,000,000 shares of Common Stock held by KO Corporation, a subsidiary of Harcourt General, Inc. Mr. Knez is a director and officer of, and member of a group holding more than a 10% interest in, Harcourt General, Inc. Mr.
     Knez disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.
 (9) Includes 43,312 shares of Common Stock issuable to Mr. Ross within 60 days of January 31, 1997 upon exercise of stock options and 800 shares of Common Stock held by Mr. Ross' children.
(10) Includes 195,000 shares of Common Stock issuable to Mr. Weinberger within 60 days of January 31, 1997 upon the exercise of stock options and 3,300 shares of Common Stock held by Mr. Weinberger's children.
(11) Includes 15,937 shares of Common Stock issuable to Mr. Woon within 60 days of January 31, 1997 upon exercise of stock options.
(12) Includes 8,167,370 shares of Common Stock held by entities affiliated with certain directors as described in Notes 5, 7 and 8 and 1,234,597 shares of Common Stock issuable to all directors and executive officers as a group which are exercisable within 60 days of January 31, 1997 upon exercise of stock options.

VOTES REQUIRED

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for the ratification and approval of the amendments to the Corporation's 1994 Stock Incentive Plan and the ratification of the appointment of the Corporation's independent accountants.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

                             ELECTION OF DIRECTORS

  The Corporation has a classified Board of Directors consisting of three Class I Directors, two Class II Directors, and three Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 1997, 1998 and 1999, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect, as Class I Directors, Gary B. Eichhorn, Ray Stata and William S. Kaiser, the three Class I director nominees named below, unless the proxy is marked otherwise. Messrs. Eichhorn, Stata and Kaiser are currently directors of the Corporation.

  The persons named in the enclosed proxy will also vote to elect, as a Class II Director, Brian J. Knez, the Class II director nominee named below, unless the proxy is marked otherwise. Mr. Knez currently is not a director of the Corporation. Mr. Knez has been nominated to fill the vacancy created by Robert
J. Tarr, Jr. who resigned in December 1996.

  Each Class I Director will be elected to hold office until the 2000 annual meeting of stockholders and until his successor is elected and qualified. The Class II Director will be elected to hold office until the 1998 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

  For each member of the Board of Directors, including those who are nominees for election as Class I Directors, and the nominee for election as a Class II Director, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Corporation.

                                   DIRECTOR PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
             NAME              AGE  SINCE   DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
             ----              --- -------- -----------------------------------------------
            NOMINEES FOR TERMS EXPIRING IN 2000 (CLASS I DIRECTORS)

 Gary B. Eichhorn............   42   1995      Mr. Eichhorn joined the Corporation as its
                                               President and Chief Executive Officer in
                                               December 1995. He has served as a director
                                               of the Corporation since December 1995.
                                               From September 1991 to November 1995, Mr.
                                               Eichhorn was employed at Hewlett-Packard
                                               Company, a computer company, and served in
                                               a variety of positions, including Vice
                                               President and General Manager of
                                               Workstation Systems Group and, most
                                               recently, as Vice President and General
                                               Manager of the Medical Products Group.
                                               From 1975 to 1991, Mr. Eichhorn held
                                               various sales and management positions at
                                               Digital Equipment Corporation.

                                   DIRECTOR PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
             NAME              AGE  SINCE    DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
             ----              --- -------- -----------------------------------------------
 William S. Kaiser...........   41   1994    Mr. Kaiser has served as a director of the
                                             Corporation since June 1994. Mr. Kaiser has
                                             been employed by Greylock Management
                                             Corporation, a venture capital firm, since May
                                             1986 and has been a general partner of
                                             Greylock Limited Partnerships since January
                                             1988. Mr. Kaiser is a director of Avid
                                             Technology, Inc., Spyglass, Inc. and Raptor
                                             Systems, Inc.
 Ray Stata...................   62   1996    Mr. Stata has served as a director of the
                                             Corporation since May 1996. Since 1973, Mr.
                                             Stata has served as the Chairman of the Board
                                             of Directors of Analog Devices, Inc., a
                                             computer company. Mr. Stata served as Chief
                                             Executive Officer of Analog Devices, Inc. from
                                             1973 to 1996, and as the President of Analog
                                             Devices, Inc. from 1971 to 1991. Mr. Stata is
                                             a director of INSO Corp.
            NOMINEE FOR TERM EXPIRING IN 1998 (CLASS II DIRECTOR)
 Brian J. Knez...............   39     --    Mr. Knez currently is not a director of the
                                             Corporation. Since May 1989, Mr. Knez has
                                             served in a variety of positions with Harcourt
                                             General, Inc., a publisher and specialty
                                             retailer ("HGI"). Since January 1997, he has
                                             served as President and Co-Chief Operating
                                             Officer of HGI and, since May 1995, he has
                                             served as President and Chief Executive
                                             Officer of Harcourt Brace & Company, a
                                             subsidiary of HGI. From May 1989 to October
                                             1991, he served as Assistant to the President
                                             of General Cinema Corporation. From November
                                             1991 to April 1993, he served as Group Vice
                                             President, Science, Technical, Medical and
                                             Professional Publishers of Harcourt Brace &
                                             Company. From May 1993 to April 1995, he
                                             served as President, Science, Technical,
                                             Medical and Professional Publishers of
                                             Harcourt Brace & Company. From 1991 to 1996,
                                             he served as Vice President of HGI. In 1996,
                                             he served as Group Vice President of HGI. Mr.
                                             Knez is a director of HGI.

                                   DIRECTOR PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
             NAME              AGE  SINCE    DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
             ----              --- -------- -----------------------------------------------
           DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS II DIRECTORS)

 Bruce D. Judson.............   38   1995    Mr. Judson has served as a director of the
                                             Corporation since August 1995. Since September
                                             1993, Mr. Judson has served as General Manager
                                             of new media activities of Time Inc. From
                                             March 1989 to September 1993, Mr. Judson
                                             served in a variety of marketing positions at
                                             Time Inc., including Director of Marketing for
                                             the magazine division of Time Inc.
 Gulrez Arshad...............   50   1994    Mr. Arshad has served as a director of the
                                             Corporation since June 1994. Since January
                                             1990, Mr. Arshad has served as Chairman of
                                             Nuland & Arshad, an investment management
                                             form.
          DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS III DIRECTORS)
 David K. Gifford............   42   1993    Dr. Gifford, a founder of the Corporation, has
                                             served as a director of the Corporation since
                                             December 1993 and also served as President of
                                             the Corporation from December 1993 to June
                                             1994. Dr. Gifford became the Vice Chairman of
                                             the Board of Directors in December 1995. Since
                                             July 1982, Dr. Gifford has served as a
                                             Professor at the Massachusetts Institute of
                                             Technology.
 Shikhar Ghosh...............   39   1994    Mr. Ghosh, a founder of the Corporation, has
                                             served as a director of the Corporation since
                                             June 1994. From June 1994 to December 1995,
                                             Mr. Ghosh served as the Corporation's
                                             President and Chief Executive Officer. In
                                             December 1995, Mr. Ghosh became the Chairman
                                             of the Board of Directors. From 1992 to 1994,
                                             Mr. Ghosh served as Vice President of EDS
                                             Communications Industry Group, a systems
                                             integration corporation, and from 1988 to
                                             1992, Mr. Ghosh served as President and Chief
                                             Executive Officer of EDS Personal
                                             Communications Corporation, a provider of
                                             information services to the personal
                                             communications industry.

                                   DIRECTOR PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
             NAME              AGE  SINCE    DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
             ----              --- -------- -----------------------------------------------
 Eugene F. Quinn.............   43   1995    Mr. Quinn has served as a director of the
                                             Corporation since April 1995. In March 1997,
                                             Mr. Quinn was named Senior Vice President of
                                             Online and Interactive Services of MTV
                                             Networks, a division of Viacom, Inc. From
                                             September 1994 through February 1997,
                                             Mr. Quinn was General Manager of Tribune
                                             Interactive Network Services of Tribune
                                             Corporation, a publishing company. From
                                             September 1991 to September 1994, Mr. Quinn
                                             served as General Manager of Chicago Online,
                                             an interactive service of The Chicago Tribune
                                             Company. Mr. Quinn is a director of Checkfree
                                             Corporation.

  For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

  The Board of Directors met 14 times (including by telephone conference and by written consent) during 1996. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Corporation, establishes and approves salaries and incentive compensation for certain senior officers and employees and administers and grants stock options pursuant to the Corporation's stock option plans. The Compensation Committee held two meetings during 1996. The members of the Compensation Committee are Messrs. Arshad and Kaiser.

  The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Corporation's independent public accountants. The Audit Committee held two meetings during 1996. The members of the Audit Committee are Messrs. Judson, Quinn and Stata.

  The Corporation has no nominating committee of the Board of Directors.

DIRECTOR COMPENSATION

  All of the directors are reimbursed for their expenses incurred in connection with their attendance at Board and committee meetings. Employees and founders of the Corporation are not entitled to cash compensation in their capacities as directors.

  Outside directors are entitled to participate in the Corporation's 1996 Director Option Plan (the "Director Plan") which provides for automatic grants of non-statutory stock options to directors who are not employees or founders of the Corporation or any subsidiary of the Corporation (an "Eligible Director"). The Director Plan provides for the grant of options to purchase that number of shares of Common Stock determined by dividing $100,000 by the Option Exercise Price (as defined below) to each Eligible Director who first becomes a member of the Board of Directors after May 28, 1996. The Director Plan also provides for the grant of options to purchase that number of shares of Common Stock determined by dividing $30,000 by the Option Exercise Price to each Eligible Director on the date of each Annual Meeting of Stockholders of the Corporation commencing with this meeting. Each option vests in four equal annual installments beginning on the date of grant. The exercisability of these options will be accelerated upon the occurrence of changes in control. The Option Exercise Price of options granted under the Director Plan will equal the lesser of (i) the last reported sale price per share of Common Stock thereon on the date of grant (if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported) or (ii) the average of the last reported sales price per share of Common Stock as published in The Wall Street Journal for a period of ten consecutive trading days prior to the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

 Summary Compensation Table

  The following table sets forth the compensation for the fiscal years ended December 31, 1995 and 1996 for the Corporation's Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 in each of the last two fiscal years (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                         LONG-
                               ANNUAL COMPENSATION TERM COMPENSATION
                               ------------------- -----------------
                                                        AWARDS
                                                   -----------------
                                                      SECURITIES
        NAME AND                                      UNDERLYING      ALL OTHER
   PRINCIPAL POSITION     YEAR  SALARY     BONUS     OPTIONS/SARS    COMPENSATION
   ------------------     ---- ------------------- ----------------- ------------
Gary B. Eichhorn(1).....  1996  $207,500  $600,000       130,000           --
  President, Chief Exec-
 utive                    1995    11,538   500,000     1,275,000           --
  Officer and Director
Daniel E. Ross(2).......  1996   180,000   130,000           --            --
  Vice President of
 Sales                    1995     7,615       --        225,000           --
Shikhar Ghosh(3)........  1996   155,000       --            --            --
  Chairman of the Board   1995   140,000       --        150,000           --
Peter Y. Woon(4)........  1996   134,500       --         30,000       $34,238
  Vice President of En-
 gineering                1995     5,000       --        135,000           --
Robert C. Weinberg-
 er(5)..................  1996   128,000       --            --            --
  Vice President of Cor-
 porate Marketing         1995   110,769       --        300,000           --

--------
(1) Mr. Eichhorn joined the Corporation in December 1995. See "Employment Agreement" below regarding bonus payments.
(2) Mr. Ross joined the Corporation in December 1995. Mr. Ross' bonus related to commissions earned in 1996.
(3) Mr. Ghosh served as the President and Chief Executive Officer of the Corporation until 1995.
(4) Mr. Woon joined the Corporation in December 1995. Mr. Woon's other compensation represents payment of certain relocation costs.
(5) Mr. Weinberger joined the Corporation in January 1995.

 Other Executive Officers.

  Joanne C. Conrad, age 44, joined the Corporation in December 1995 as its Vice President of Human Resources. From March l994 to December 1995, Ms. Conrad served as a principal of Conrad & Associates, a human resources consulting company. From February 1988 to February 1994, Ms. Conrad served as Director of Human Resources and Vice President of Employee Relations of Olsten Kimberly Quality Care, a healthcare services provider.

  Gail Goodman, age 36, joined the Corporation in May 1996 as Vice President of Product and Industry Marketing. From January 1996 to May 1996, Ms. Goodman served as Vice President of Marketing at Centra Software. From November 1994 to January 1996, Ms. Goodman served as Vice President of Enterprise Marketing at Progress Software Corporation, a supplier of application technology. From March 1993 to November 1994, Ms. Goodman served as Director of Product Management at Dun & Bradstreet Software, an applications development software company ("D&B"), and, from May 1991 to March 1993, she served as Director of Alliances and Acquisitions of D&B.

  Thomas A. Nephew, age 45, joined the Corporation in August 1995 as its Vice President of Service and Operations. From March 1994 to August 1995, Mr. Nephew served as Director of Technical Services of Progress Software Corporation, a database software company, and from July 1993 to March 1994, Mr. Nephew served as Director of Information Services of Phoenix Technologies, Ltd., a software company. From 1989 to 1993, Mr. Nephew served as the Director of MIS and more recently as the Director of Customer Service of Proteon, Inc., a networking company.

  Daniel E. Ross, age 43, joined the Corporation in December 1995 as its Vice President of Sales. From June 1994 to December 1995, Mr. Ross served as Vice President and General Manager, Americas of PictureTel Corporation, a manufacturer of video teleconferencing equipment. From 1978 to June 1994, Mr. Ross served in various sales positions at Digital Equipment Corporation, most recently as Director of United States PC Sales.

  Regina O. Sommer, age 39, joined the Corporation in January 1995 as its Chief Financial Officer. In March 1997, Ms. Sommer became a Senior Vice President of the Corporation. From July 1993 to May 1994, Ms. Sommer served as Vice President-Finance of Olsten Corporation, a temporary and home healthcare services provider, and from July 1989 to July 1993, she served as Vice President of Taxes at Lifetime Corporation, a home healthcare services provider.

  Lawrence C. Stewart, age 41, joined the Corporation in April 1994 as its Chief Technology Officer. From March 1984 to April 1994, Dr. Stewart held various engineering positions at Digital Equipment Corporation, most recently as a Senior Consultant Engineer.

  Robert C. Weinberger, age 44, joined the Corporation in January 1995 as Vice President of Corporate Marketing. From May 1989 to January 1995, Mr. Weinberger served as a marketing manager of Hewlett-Packard Corporation.

  Peter Y. Woon, age 62, joined the Corporation in December 1995 as Vice President of Engineering. From July 1994 to December 1995, Dr. Woon was engaged as a founder of a telecommunications consulting company. From January 1991 to July 1994, Dr. Woon served as the Senior Vice President of Engineering at Centigram Communications Corp., a communications technology company.

 Employment Agreement

  The Corporation has an employment agreement with Mr. Eichhorn under which Mr. Eichhorn serves as the President and Chief Executive Officer of the Corporation. The agreement provides for (i) a signing bonus of

$1,000,000; (ii) an initial annual salary of $200,000; (iii) an option to purchase 1,275,000 shares of the Corporation's Common Stock at an exercise price of $.25 per share; and (iv) an annual bonus in the amount of $100,000. The Corporation paid Mr. Eichhorn the signing bonus in two installments of $500,000 each in November 1995 and February 1996. The stock option is exercisable as follows: (i) 125,000 shares from and after December 7, 1995,
(ii) 64,063 shares from and after March 7, 1996, (iii) 125,000 shares from and after December 7, 1996, (iv) 510,937 shares from and after May 28, 1996 and
(v) the remaining 450,000 shares in fifteen equal quarterly installments commencing on June 7, 1996. The option is subject to earlier exercise in certain circumstances, and up to 125,000 shares issuable upon exercise of the option are subject to repurchase by the Corporation under certain circumstances. The Corporation has the right to terminate the employment agreement with Mr. Eichhorn at any time. In the event the Corporation terminates Mr. Eichhorn's employment agreement other than for cause or total and permanent disability or Mr. Eichhorn terminates his employment agreement for good reason, Mr. Eichhorn is entitled to receive a severance payment equal to his annual base salary in effect on the termination date plus his annual bonus for the employment year which ended immediately preceding such termination date; provided, however, if Mr. Eichhorn terminates his employment agreement by reason of a change of control of the Corporation such severance payments will only be required to be made if Mr. Eichhorn terminates his employment within one year of the date on which the change of control occurs.

 Option Grants Table

  The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 1996 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                         -------------------------------------------
                                     PERCENTAGE                      POTENTIAL REALIZABLE VALUE
                         NUMBER OF    OF TOTAL                         AT ASSUMED ANNUAL RATES
                         SECURITIES   OPTIONS    EXERCISE            OF STOCK PRICE APPRECIATION
                         UNDERLYING  GRANTED TO   PRICE                  FOR OPTION TERM(2)
                          OPTIONS   EMPLOYEES IN   PER    EXPIRATION ---------------------------
          NAME            GRANTED   FISCAL YEAR   SHARE    DATE (1)       5%           10%
          ----           ---------- ------------ -------- ---------- ---------------------------
Gary B. Eichhorn........  130,000       8.85%     $10.00   3/16/06   $    817,557 $    2,071,861
Shikhar Ghosh...........      --         --          --        --             --             --
Daniel E. Ross..........      --         --          --        --             --             --
Robert C. Weinberger....      --         --          --        --             --             --
Peter Y. Woon...........   30,000       2.04       10.00   3/16/06        188,667        478,121

--------
(1) The expiration date of an option is the tenth anniversary of the date on which the option was originally granted. Shares vest quarterly over four years.
(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

 Aggregated Option Exercises and Year-End Option Table

  The following table sets forth certain information concerning each exercise of a stock option during the year ended December 31, 1996 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1996:

                      AGGREGATED OPTION EXERCISES IN LAST
                        FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                                                   NUMBER OF SECURITIES           VALUE OF UNEXERCISABLE
                                                  UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                                OPTIONS AT FISCAL YEAR END          FISCAL YEAR END(1)
                                                ------------------------------   -------------------------
                          NUMBER OF
                           SHARES
                         ACQUIRED ON   VALUE
   NAME                   EXERCISE    REALIZED  EXERCISABLE     UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
   ----                  ----------- ---------- -------------   --------------   ----------- -------------
Gary B. Eichhorn........    15,000   $  230,625         799,381          465,619 $10,354,141  $5,139,607
Daniel E. Ross..........    24,000      282,000          32,250          168,750     387,000   2,025,000
Shikhar Ghosh...........       --           --          150,000              --    1,997,504         --
Peter Y. Woon...........       --           --           39,375          125,625     424,687   1,300,312
Robert C. Weinberger....   105,000    1,351,247         195,000              --    2,599,993         --

--------
(1) Based on the fair market value of the Common Stock as of December 31, 1996 ($13.50 per share), less the option exercise price, multiplied by the number of shares underlying the options.

 Report of the Compensation Committee on Executive Compensation

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Corporation's Board of Directors (the "Committee") establishes compensation policies for the Corporation's executive officers, and determines awards under the Corporation's stock-based compensation plans. Each member of the Committee is a non-employee director within the meaning of Rule 16b-3 and an outside director within the meaning of
Section 162(m) of the Internal Revenue Code. This report summarizes the Corporation's compensation policies for 1996 and their effect on the Chief Executive Officer and the four executive officers other than the Chief Executive Officer who, for 1996, were the Corporation's most highly paid executives (the "Named Executive Officers").

COMPENSATION POLICIES

  The Compensation Committee's executive compensation policies are designed to provide compensation opportunities that are approximately equivalent to those for similar executives in comparable peer companies, to reward executives based on the Corporation's performance, to recognize individual performance and responsibility, to underscore the importance of shareholder value creation, and to assist the Corporation in attracting and retaining qualified executives. The principal elements of compensation employed by the Committee to meet these objectives are base salaries, cash incentive opportunities, and long term stock-based incentives. All compensation decisions are determined following a detailed review of many factors that the Committee believes are relevant, including external competitive data, the Corporation's achievements over the past year, the individual's contributions to the Corporation's success, any significant changes in role or responsibility, and the internal equity of pay relationships.

  Total compensation opportunities provided to the Named Executive Officers are designed to approximate median levels of competitive compensation for executives with corresponding responsibilities in comparably sized peer firms. Total compensation opportunities for the Named Executive Officers are adjusted over time as necessary to meet this objective. Actual compensation earned by each of the Named Executive Officers will vary with the success of the Corporation, their individual contributions to that success, and the shareholder value created.

  The competitiveness of the Corporation's total compensation program is regularly assessed with the assistance of the Committee's outside compensation consultant. Data for external comparisons is drawn from a number of sources, including the publicly available disclosures of selected companies of comparable size and similar products, and national compensation surveys of information technology companies of similar size. The majority of the companies employed for this assessment are represented in the peer index employed in the Performance Graph included in this Proxy Statement.

BASE SALARY

  Base salaries for all Named Executive Officers, including the Chief Executive Officer, are reviewed by the Committee on an annual basis. In determining appropriate base salaries, the Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of pay relationships, and the contributions of the individuals to the Corporation's success.

CASH INCENTIVE OPPORTUNITIES

  The Corporation believes that executives should be rewarded for their contributions to the success of the business and, as such, implemented a cash incentive plan (the "Plan") for the fourth quarter of 1996 and for 1997. Incentives under the Plan are linked to the achievement of predetermined quarterly and annual financial performance objectives. The Compensation Committee assigns measures in reflection of the Corporation's key objectives. All Named Executive Officers, including the Chief Executive Officer, are eligible to participant in the Plan.

LONG TERM STOCK-BASED INCENTIVES

  The Committee also believes that it is essential to link executive and shareholder interests. As such, from time to time the Committee grants stock options to Named Executive Officers and other employees under the Corporation's 1994 Stock Incentive Plan. In determining awards, the Committee considers competitive norms, the contributions of the individual to the success of the Corporation, and the number and terms of unvested options held by such individual. All Named Executive Officers, including the Chief Executive Officer, as well as all other employees of the Corporation, are eligible to participate in this program.

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee has recommended and the Board has approved a proposal to shareholders to limit the number of shares subject to stock options which may be granted to Corporation employees in a manner that complies with the performance-based requirements of Section 162(m). The Committee will continue to monitor the impact of Section 162(m) on the Corporation.

  The Committee's policy regarding the compensation of other executive officers of the firm is consistent with the foregoing approach.

1996 COMPENSATION

  Base salaries paid in 1996 reflect the Committee's review of external competitiveness, the roles and responsibilities of the individuals, the internal equity of pay relationships, the contractual obligation of the Corporation to the Chief Executive Officer, and the contributions of the individual.

  Following its 1996 review of compensation, the Committee determined that base salary levels for certain executive officers should be increased to better reflect competitive norms. Effective October 1996, the Committee increased the base salary of the Chief Executive Officer to $230,000.

  No short term incentive bonuses were paid to the Named Executive Officers for the fourth quarter of 1996 in conjunction with the Committee's assessment of the Corporation's performance. The bonus paid to the Chief Executive Officer was pursuant to a multi-year employment agreement entered into at the time he commenced employment with the Corporation.

  The Committee determined, based on an assessment of individual contribution and the number and terms of unvested options held by such individual, that Messrs. Eichhorn and Woon receive stock option awards for 1996.

                                          COMPENSATION COMMITTEE

                                          Gulrez Arshad
                                          William S. Kaiser

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Corporation's Compensation Committee are Messrs. Arshad and Kaiser. No executive officer of the Corporation has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Corporation.

CERTAIN TRANSACTIONS

  Since January 1, 1996, the Corporation has entered into or engaged in the following transactions with the following directors, officers and stockholders who beneficially own more than 5% of the outstanding Common Stock of the Corporation ("5% Stockholders"), and affiliates of such directors, officers and 5% Stockholders:

  On February 5, 1996, the Corporation loaned $1,500,000 to Dr. David K. Gifford. The loan is non-recourse to Dr. Gifford, secured by a pledge of 375,000 shares of Common Stock owned by Dr. Gifford, bears interest at a rate of 5.61% per annum and is due and payable on the earlier of November 1997 or on the date of a liquidation event. A liquidation event will occur when Dr. Gifford sells a sufficient number of shares of his Common Stock to repay the principal and accrued interest on the loan.

  In February 1996, the Corporation entered into a software license agreement with Tribune Interactive Network Services ("Tribune"), a subsidiary of Tribune Company which owns approximately 6.3% of the outstanding capital stock of the Corporation, pursuant to which the Corporation granted to Tribune a nonexclusive license to use certain of the Corporation's software and an option to license certain additional components of such software, and provided certain related services to Tribune. In February 1996, the Corporation and Tribune entered into a services agreement pursuant to which the Corporation agreed to provide certain start-up services with respect to the software licensed under the software license agreement. Eugene F. Quinn, a director of the Corporation, served as the General Manager of Tribune Interactive Network Services of Tribune Company from September 1994 through February 1997. Under these agreements, the Corporation recognized an aggregate of $567,674 in license and related service fees from Tribune during 1996.

  In January 1995, the Corporation and Time Inc. New Media ("Time"), which owns approximately 1.0% of the outstanding capital stock of the Corporation, entered into a development and service agreement pursuant to which the Company agreed to grant to Time a nonexclusive license to use certain of the Corporation's software, as well as provide to Time certain related services. In 1995, the Corporation received an aggregate of approximately $1,440,000 in license and service fees from Time pursuant to the agreement, all of which was deferred and a substantial portion of which was subject to certain acceptance provisions. During 1996, the Corporation recognized $2,218,059 in license and related service fees from Time under the agreement. Bruce D. Judson, a director of the Corporation, also serves as a General Manager of Time Inc. New Media.

  In July 1996, the Corporation entered into a software license agreement with Harcourt Brace & Company ("Harcourt"), a subsidiary of Harcourt General, Inc. Pursuant to the agreement the Corporation granted to Harcourt a nonexclusive license to use certain of the Corporation's software and provided certain related services to Harcourt. Under these agreements, the Corporation recognized an aggregate of $457,644 in license and related service fees from Harcourt during 1996. Brian J. Knez, President and Co-Chief Operating Officer of Harcourt General, Inc., is a director nominee of the Corporation.

  For a description of certain employment and other arrangements between the Corporation and its executive officers, see "Compensation of Executive Officers" above. For a description of stock options granted to certain directors of the Corporation, see "Director Compensation" above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  The Corporation believes that all executive officers, directors and holders of 10% of the Corporation's Common Stock complied with all Section 16(a) filing requirements, except that, in May 1996, each of Robert Abramson, Joanne Conrad, Daniel Ross, Lawrence Stewart, Eugene Quinn and Peter Woon purchased shares of Common Stock of the Corporation and did not file a Form 4 until July 1996.

STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Common Stock of the Corporation between May 23, 1996 (the date the Corporation's Common Stock commenced public trading) and December 31, 1996 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) (the "Nasdaq Stock Market--US Index") and (ii) the Hambrecht & Quist Growth Index, over the same period. This graph assumes the investment of $100.00 on May 23, 1996 in the Corporation's Common Stock, the Nasdaq Stock Market--US Index and the Hambrecht & Quist Growth Index, and assumes any dividends are reinvested.




                             [GRAPH APPEARS HERE]

                            CUMULATIVE TOTAL RETURN

                                OPEN         NASDAQ
                                MARKET       STOCK
                                INC.         MARKET-US   H&Q GROWTH
                                --------     ---------   ----------
05/23/96                        $ 100        $ 100       $ 100
   05/96                        $ 176        $ 100       $  97
   06/96                        $ 135        $  95       $ 135
   07/96                        $  97        $  87       $  72
   08/96                        $  78        $  91       $  79
   09/96                        $  81        $  98       $  89
   10/96                        $ 129        $  97       $  83
   11/96                        $  79        $ 103       $  83
   12/96                        $  75        $ 103       $  84




                                                  MAY 23, 1996 DECEMBER 31, 1996
                                                  ------------ -----------------
OPEN MARKET, INC.................................   $100.00         $ 75.00
NASDAQ STOCK MARKET--US INDEX....................   $100.00         $103.00
HAMBRECHT & QUIST GROWTH INDEX...................   $100.00         $ 84.00

              APPROVAL OF AMENDMENTS TO 1994 STOCK INCENTIVE PLAN

  On February 5, 1997, the Board of Directors also voted, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance under the 1994 Incentive Plan from 13,001,000 to 15,201,000 shares.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the option was issued under a plan approved by stockholders that provides a limit to the number of shares that may be issued under the plan to any individual.

  Although the Corporation's 1994 Stock Incentive Plan (the "1994 Incentive Plan") did not include a limit on the number of shares that may be issued to any participant, options granted under it complied with Section 162(m) pursuant to a transition rule implementing Section 162(m). The transition rule expired at the time the plan was amended to increase the number of shares of Common Stock available under the 1994 Incentive Plan. To comply with Section 162(m), the 1994 Incentive Plan must be amended to include a limit on the number of shares that may be issued to any participant and the amendment and the continuance of the 1994 Incentive Plan, as amended for the increase in the number of shares of Common Stock and the per participant limit, must be approved by stockholders. Accordingly, on February 5, 1997, the Board of Directors voted, subject to stockholder approval, (i) to amend the 1994 Incentive Plan to comply with the Section 162(m) per participant limit and
(ii) to continue the 1994 Incentive Plan, as amended. The 1994 Incentive Plan, as amended and continued, provides that the maximum number of shares of Common Stock with respect to which any option may be granted to any participant shall be 1,000,000 shares per calendar year. If the stockholders do not approve the amendments, the Corporation will not grant any further options nor make any further awards of restricted stock under the 1994 Incentive Plan.

  The Board of Directors believes that the amendments to the 1994 Incentive Plan are in the best interests of the Corporation and its stockholders and recommends a vote FOR these proposals.

  The following is a brief summary of the provisions of the 1994 Incentive
Plan.

 1994 Stock Incentive Plan

  The Corporation's 1994 Stock Incentive Plan (the "1994 Incentive Plan") was adopted by the Corporation's Board of Directors and approved by the Corporation's stockholders on June 7, 1994. The 1994 Incentive Plan permits the Corporation to grant options to purchase Common Stock and to make awards of restricted Common Stock (collectively, the "Awards") to employees, officers and directors of, and consultants or advisors to, the Corporation. The total number of shares of Common Stock which may be issued under the 1994 Incentive Plan is currently 13,001,000 shares. Stock options entitle the optionee to purchase Common Stock from the Corporation for a specified exercise price during a period specified in the applicable option agreement. Non-qualified stock options may be granted at exercise prices which are above, equal to or below the fair market value of the Common Stock. The exercise price of shares of Common Stock subject to options qualifying as incentive stock options or intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, may not be less than the fair market value of the Common Stock on the date of the grant. Restricted stock awards entitle the recipient to purchase or otherwise receive Common Stock from the Corporation under terms which provide for vesting over a period of time and forfeiture of the unvested portion of the Common Stock subject to the award upon the termination of the recipient's employment or other relationship with the Corporation. The 1994 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, itself, based upon recommendations from management of the Corporation, and, to a limited extent, the President and Chief Executive Officer of the Corporation to whom it has delegated certain authority, will select the persons to whom Awards are granted and determine the number of shares of Common Stock covered by the Awards, the exercise or purchase price, the vesting schedule and (in the case of stock options) the expiration dates. Awards granted under the 1994 Incentive Plan will be generally nontransferable. It is expected that stock options will generally become exercisable over a four-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment or other relationship with the Corporation).

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted and awards of restricted stock made under the 1994 Incentive Plan and with respect to the sale of Common Stock acquired under the 1994 Incentive Plan.

 Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Nonstatutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

 Restricted Stock Awards

  A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

 Tax Consequences to the Company

  The grant of an award under the 1994 Incentive Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1994 Incentive Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1994 Incentive Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants under the 1994 Incentive Plan who are employees or otherwise subject to withholding.

           RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP as independent accountants of the Corporation for the year ending December 31, 1997, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the matter. A representative of Arthur Andersen LLP, which served as independent accountants for the year ended December 31, 1996, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Any proposal that a stockholder intends to present at the 1998 Annual Meeting of Stockholders must be submitted to the Secretary of the Corporation at its offices, 245 First Street, Cambridge, Massachusetts 02142, no later than December 10, 1997 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

  The Corporation will bear the costs of soliciting proxies. In addition to solicitations by mail, the Corporation's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Corporation will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Corporation will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors,

                                          /s/ Regina O. Sommer
                                          Regina O. Sommer, Secretary

April 10, 1997

1522-PS97

                                  DETACH HERE                             OPM 2

                               OPEN MARKET, INC.

P                               245 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS 02142
R
                      1997 ANNUAL MEETING OF STOCKHOLDERS
O                            TO BE HELD MAY 21, 1997

X          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Y       The undersigned hereby appoints Gary B. Eichhorn, Regina O. Sommer and
    John H. Chory and each of them the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Open Market, Inc. (the "Corporation") which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of the Corporation to be held on Wednesday, May 21, 1997, at 10:00 a.m. (local time) at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting").


       In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

                                                                   -----------
(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)        SEE REVERSE
                                                                       SIDE
                                                                   -----------

                                  DETACH HERE                             OPM 2

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

1. To elect three Class I Directors and one Class II Director.

CLASS I NOMINEES: Gary B. Eichhorn, William S. Kaiser, Ray Stata
CLASS II NOMINEE: Brian J. Knez


                              FOR        WITHHELD

                              [_]          [_]

[_]______________________________________
   For all nominees except as noted above

2. To approve amendments to the Corporation's 1994 Stock Incentive Plan, as described in the Proxy Statement.

                       FOR        AGAINST        ABSTAIN
                       [_]          [_]            [_]

3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Corporation's independent public accountants for the current year.

                       FOR        AGAINST        ABSTAIN
                       [_]          [_]            [_]

MARK HERE FOR ADDRESS CHANGE OR COMMENTS [_]

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE)

The signature on this proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.

Signature:________________________________ Date:_______________

Signature:________________________________ Date:_______________